                                                                  Exhibit 10.17


                            COLONY RIH HOLDINGS, INC.
                        2001 OMNIBUS STOCK INCENTIVE PLAN



                    NICHOLAS L. RIBIS STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of the 25th day of April, 2001 (the "Effective Date"), by and between COLONY RIH HOLDINGS, INC., a Delaware corporation (the "Company"), and NICHOLAS L. RIBIS (the "Optionee") in his capacity as the Vice Chairman of the Board and Chairman of the Operating Committee of Colony RIH Acquisitions, Inc., a Delaware corporation and a Subsidiary of the Company ("CRA").

         Pursuant to the Colony RIH Holdings, Inc. 2001 Omnibus Stock Incentive Plan (the "Plan"), the Board of Directors of the Company (the "Board"), as the Administrator of the Plan, has determined that the Optionee is to be granted an option (the "Option") to purchase shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), each on the terms and conditions set forth herein, and hereby grants such Option. Such grants shall be deemed to satisfy in full the obligations under Section 6.04 of that certain Vice Chairman Agreement, of even date herewith, between the Optionee and CRA, as hereinafter amended (the "Vice Chairman Agreement"). It is intended that the Option shall not constitute an "incentive stock option" within the meaning of Section 422 of the Code.

         All capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

         1. Terms of Option Grant. (a) The Option entitles the Optionee to purchase 1,105 shares of the Company's Class A Common Stock at a price equal to $0.0475 per share (the "Class A Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class A Common Stock as of the Effective Date. The Option also entitles the Optionee to purchase 22,368 shares of the Company's Class B Common Stock at a price equal to $100.00 per share (the "Class B Option Exercise Price" and, collectively with the Class A Option Exercise Price, the "Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class B Common Stock as of the Effective Date. The shares of Class A Common Stock and Class B Common Stock subject to the Option are referred to herein as the "Option Shares."

         (b) The term of the Option (the "Option Term") shall commence on the Effective Date (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Upon expiration of the Option Term, all rights of the Optionee hereunder shall terminate.

         (c) Except as otherwise provided in Section 5 hereof, the Option shall vest and become exercisable as provided in Exhibit A attached hereto. The vesting schedule set forth in Exhibit A shall amend and replace the vesting schedule set forth in Annex A of the Vice

Chairman Agreement, and all references in the Vice Chairman Agreement to the vesting schedule in said Annex A shall be deemed to be a reference to the vesting schedule in Exhibit A attached hereto.

         (d) Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which the Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term, provided, that any exercise of the Option shall be deemed to relate in tandem to both the Class A Common Stock and the Class B Common Stock subject to the Option, such that the ratio of (i) the number of shares of Class A Common Stock issuable upon such exercise to (ii) the total number of shares of Class A Common Stock outstanding on the date hereof shall be the same as the ratio of (iii) the number of shares of Class B Common Stock issuable upon such exercise to (iv) the total number of shares of Class B Common Stock outstanding on the date hereof.

         (e) Except as otherwise provided in the Vice Chairman Agreement, the Option may be exercised by means of written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price and any applicable withholding amounts (i) in cash or by check, (ii) at any time following the closing of the Company's Initial Public Offering (as defined in Section 2 below) by means of a broker cashless exercise procedure, on terms reasonably acceptable to the Company, providing proceeds sufficient to pay the exercise price and any applicable withholding amounts or (iii) by any other means of exercise authorized from time to time in the Plan and/or by the Board.

         2. Certain Definitions. For purposes of this Agreement:

         (a) "Initial Public Offering" shall mean the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering shares of the Company's Common Stock, which shares are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

         (b) "Change in Control" shall mean the occurrence of one or more of the following events:

                  (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

                  (ii) the adoption by the Company's stockholders of a plan of liquidation or dissolution of the Company;

                  (iii) prior to the time the Company or any Parent Corporation completes an Initial Public Offering, the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) of the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting of the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Board or such other Person surviving the transaction;

                  (iv) subsequent to the time the Company or any Parent Corporation completes an Initial Public Offering, the Principals and their Related Parties shall directly or indirectly beneficially own shares of capital stock representing less than 25% of the total voting power entitled to vote in the election of the Board and either (A) any other Person directly or indirectly beneficially owns shares of capital stock representing voting power in excess of the voting power represented by shares of capital stock owned by the Principals and their Related Parties or (B) individuals who were the voting members of the Board at the beginning of any two-year period commencing subsequent to the Initial Public Offering (together with any new voting directors whose election or appointment by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

         (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         (d) "Principals" shall mean Colony Investors IV, L.P., Colony RIH Voteco, LLC and any of their respective affiliates and any of the Company's officers and directors.

         (e) "Related Party," with respect to any Principal, shall mean (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         (f) "Fair Market Value" shall have the meaning ascribed to that term with respect to certain "Qualified Stockholders," in Section 2(e) of the Stockholders Agreement, of even date hereof, among the Company, Colony RIH Voteco, LLC, a Delaware limited liability company, Colony Investors IV, L.P., a Delaware limited partnership, and certain additional security holders of the Company (the "Stockholders Agreement").

         3. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, a sale of substantially all of the assets of the Company or other change in corporate structure by reason of any stock dividend, stock split, reverse stock split or other change affecting the Common Stock (including any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan), an equitable substitution or proportionate adjustment shall be made in the kind, number and option price of shares of Common Stock subject to the Option, in each case as may be determined by the Administrator, in good faith. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Anything herein to the contrary notwithstanding, in connection with any event described in this paragraph, the Administrator may provide, in its good faith discretion, for the cancellation of any outstanding awards without the consent of Participants and payment of an equitable amount in cash or securities therefor.

         4. Nontransferability of Option and Option Shares; Option Shares Subject to Stockholders Agreement. (a) The Option and this Agreement shall not be transferable and, during the lifetime of the Optionee, the Option may be exercised only by the Optionee; provided, however, that the Optionee shall be permitted to transfer the Option and this Agreement to a trust controlled by the Optionee during the Optionee's lifetime for estate planning purposes. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

         (b) Notwithstanding any provision herein to the contrary, the Optionee and, upon exercise of the Option, the Option Shares, shall at all times and in all respects be subject to the Stockholders Agreement, the provisions of which shall be deemed to be incorporated into this Agreement.

         5. Forfeiture and Vesting Acceleration of Options. (a) If the Optionee's services with CRA are terminated by CRA without Cause (as defined in the Vice Chairman Agreement) or by the Optionee for Good Reason (as defined in the Vice Chairman Agreement), the Option shall immediately vest and become exercisable as to that number of Option Shares that would have vested pursuant to Exhibit A had the Optionee's services continued without interruption under the Vice Chairman Agreement until the second succeeding anniversary of the Effective Date following the Termination Date (as defined in the Vice Chairman Agreement) notwithstanding any performance criteria established with respect to the Option Shares. Anything herein to the contrary notwithstanding, the termination of the Optionee's services without Cause or for Good Reason shall not result in the vesting of any Option Shares that were forfeited at any time prior to such Termination Date by reason of the Company's failing to satisfy any performance targets relating to such Option Shares. Except to the extent otherwise provided in the Vice Chairman Agreement, following the Optionee's Termination Date the unexercised portion of the Option, to the extent vested, shall remain exercisable for ninety (90) days after the Termination Date, at which time all Option Shares, to the extent not exercised prior to the end of such period, shall lapse and be canceled.

         (b) If the Optionee's services with CRA shall terminate by reason of his death or Disability (as defined in the Vice Chairman Agreement), the Option shall immediately vest and become exercisable as to that number of Option Shares that would have vested pursuant to Exhibit A had the Optionee's services continued without interruption under the Vice Chairman Agreement until the second succeeding anniversary of the Effective Date following the Optionee's death or the forty-fifth (45th) day after receipt of notice of termination for Disability, as applicable, notwithstanding any performance criteria established with respect to the Option Shares. Anything herein to the contrary notwithstanding, the termination of the Optionee's services due to death or Disability shall not result in the vesting of any Option Shares that were forfeited at any time prior to such termination by reason of the Company's failing to satisfy any performance targets relating to such Option Shares. Except to the extent otherwise provided in the Vice Chairman Agreement, following the Optionee's termination the unexercised portion of the Option, to the extent vested, shall remain exercisable for ninety (90) days after the Optionee's death or the forty-fifth (45th) day after receipt of notice of termination for Disability, as applicable, at which time all Option Shares, to the extent not exercised prior to the end of such period, shall lapse and be canceled.

         (c) If the Optionee's services with CRA are terminated by the Optionee without Good Reason (as defined in the Vice Chairman Agreement), the unexercised portion of the Option, to the extent vested, shall remain exercisable for ninety
(90) days after such termination, at which time all Option Shares, to the extent not exercised prior to the end of such period, shall lapse and be canceled.

         (d) If the Optionee's services with CRA are terminated by CRA for Cause (as defined in the Vice Chairman Agreement), the unexercised portion of the Option, whether exercisable or not, shall lapse and be immediately canceled as of the date of such termination.

         (e) Upon the occurrence of a Change in Control (as defined in Section
2) at any time prior to the termination of the Optionee's services with CRA, for any or no reason, the Option shall immediately vest and become exercisable as to 100% of the Option Shares (notwithstanding any performance criteria established with respect to such Option Shares) and all provisions of this Agreement and the Vice Chairman Agreement relating to the forfeiture of the Option in the event of the Optionee's termination of service with CRA shall expire. Anything herein to the contrary notwithstanding, the occurrence of a Change in Control shall not result in the vesting of any Option Shares that were forfeited at any time prior to such Change in Control by reason of the Company's failing to satisfy any performance targets relating to such Option Shares.

         6. Put and Call Rights. In the event of the termination of the Optionee's services with CRA under the terms of the Vice Chairman Agreement and certain other circumstances described in the Stockholders Agreement, the Common Stock that is the subject of the Option shall be subject to such put and call rights as are set forth in the Vice Chairman Agreement and the Stockholders Agreement, the provisions of which are incorporated herein by reference.

         7. Investment Representation. The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee's business or financial experience (or the business or financial experience of the Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee's own interests in connection with the transactions contemplated under this Agreement.

         8. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

         If to Company:      Colony RIH Holdings, Inc.
                             660 Madison Avenue
                             New York, New York
                             Attention:  President
                             Facsimile:  212-593-5433

         With a copy to:     Colony Capital, LLC
                             1999 Avenue of the Stars, Suite 1200
                             Los Angeles, California 90067
                             Attention:  Jonathan Grunzweig
                             Facsimile:  310-843-3663

         If to the Optionee: Nicholas L. Ribis
                             P.O. Box 1718
                             Arborview Road
                             Morristown, NJ 07962-1718
                             Facsimile:  973-425-5549

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

         9. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of the Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public. The Optionee hereby represents and warrants that he understands that the Option Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Each certificate representing Option Shares shall bear the legend set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, DATED AS OF APRIL 25, 2001, BETWEEN COLONY RIH HOLDINGS, INC., A DELAWARE

         CORPORATION (THE "COMPANY"), AND ONE OF ITS EXECUTIVES AND THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 25, 2001, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. ANY TRANSFEREE OF THESE SECURITIES SHALL TAKE SUBJECT TO THE TERMS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

Further, if the Company determines that the listing or qualification of the Option Shares under any securities or other applicable law is necessary in order to avoid a violation of any securities laws, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company, provided, that the Company shall pursue such listing or qualification diligently and in good faith.

         10. No Obligation to Register Shares. Except as provided in the Stockholders Agreement, the Company shall be under no obligation to register the Option Shares.

         11. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement, the Stockholders Agreement, the Vice Chairman Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of the Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

         12. Withholding Requirements. The Optionee shall, no later than the date as of which the value of any award hereunder becomes includable in his gross income (after taking into account the provisions of Section 3 hereof), pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes or other amounts of any kind required by law to be withheld with respect thereto. The obligations of the Company hereunder shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

         13. Failure to Enforce Not a Waiver. The failure to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         14. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to its principles of conflict of laws.

         15. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option award and this Agreement shall be subject to all terms and conditions of the Plan; provided, however, that in the event of a conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall govern.

         16. Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

         17. Rights as a Stockholder. Neither the Optionee nor any of the Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

         18. Agreement Not a Contract of Service. Neither the Plan, the granting of the Option, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue in the service of the Company or any Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

         19. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement, and shall do so in good faith.

         20. Dispute Resolution. Any dispute arising under this Agreement shall be resolved in accordance with the arbitration provisions of the Vice Chairman Agreement as in effect as of the date hereof, or as the same may be amended from time to time, regardless of the expiration of the Vice Chairman Agreement prior to the resolution of such dispute, and such arbitration provisions shall be deemed to be incorporated herein by this reference.

         21. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Agreement without the prior written consent of the Company or its underwriters, provided, that the Optionee shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Qualified Stockholder (as defined in the Stockholders Agreement) is subject, or that would prevent the Optionee from effectuating a sale pursuant to Section 2.5 of the Stockholders Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                              COLONY RIH HOLDINGS, INC.


                              By:    /s/ Thomas J. Barrack, Jr.
                                   ----------------------------------------
                                   Name:  Thomas J. Barrack, Jr.
                                   Title:


                              The undersigned hereby accepts
                              and agrees to all the terms and
                              provisions of the foregoing
                              Agreement and to all the terms
                              and provisions of the Plan, the
                              Vice Chairman Agreement and the
                              Stockholders Agreement herein
                              incorporated by reference.


                                   /s/  Nicholas L. Ribis
                               --------------------------------------------
                                   Nicholas L. Ribis

                                                                      EXHIBIT A

                          STOCK OPTION VESTING SCHEDULE
                              FOR NICHOLAS L. RIBIS

Class A Common Stock Option Vesting (Exercise Price Per Share - $0.0475)

---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
                     First           Second           Third           Fourth           Fifth
   As of the      Anniversary    Anniversary of    Anniversary     Anniversary    Anniversary of
Effective Date       of the       the Effective       of the          of the       the Effective
                 Effective Date       Date        Effective Date  Effective Date       Date            TOTAL
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
  555 Option       110 Option      110 Option       110 Option      110 Option      110 Option      1,105 Option
    Shares          Shares*          Shares*         Shares*         Shares*          Shares*          Shares
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------

* Vesting in the Class A Common Stock Option on each of the applicable anniversaries of the Effective Dates as set forth above shall be conditioned on:
(i) the continuation of the Optionee's services under the Vice Chairman Agreement as of such anniversary of the Effective Date, (ii) with respect to 50% of the Option Shares (i.e., 55 Option Shares on such anniversary of the Effective Date), the Company having satisfied the economic performance targets established by the Board and communicated to the Optionee as of the end of the Company's fiscal year immediately preceding the applicable anniversary of the Effective Date, and (iii) such other terms and conditions as are set forth in this Agreement, the Plan, the Vice Chairman Agreement and the Stockholders Agreement.


Class B Common Stock Option Vesting (Exercise Price Per Share - $100.00)

---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
                     First           Second           Third           Fourth           Fifth
   As of the      Anniversary    Anniversary of    Anniversary     Anniversary    Anniversary of
Effective Date       of the       the Effective       of the          of the       the Effective
                 Effective Date       Date        Effective Date  Effective Date       Date            TOTAL
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------
 11,188 Option    2,236 Option    2,236 Option     2,236 Option    2,236 Option    2,236 Option    22,368 Option
    Shares          Shares**        Shares**         Shares**        Shares**        Shares**          Shares
---------------- --------------- ---------------- --------------- --------------- ---------------- ---------------

** Vesting in the Class B Common Stock Options on each of the applicable anniversaries of the Effective Dates as set forth above shall be conditioned on:
(i) the continuation of the Optionee's services under the Vice Chairman Agreement as of such anniversary of the Effective Date, (ii) with respect to 50% of such Option Shares (i.e., 1,118 Option Shares on such anniversary of the Effective Date), the Company having satisfied the economic performance targets established by the Board and communicated to the Optionee as of the end of the Company's fiscal year immediately preceding the applicable anniversary of the Effective Date and (iii) such other terms and conditions as are set forth in this Agreement, the Plan, the Vice Chairman Agreement and the Stockholders Agreement.